EXHIBIT 10.28

FORM OF PROMISSORY NOTE

PROMISSORY NOTE SECURED BY DEED OF TRUST

(HOUSING RELOCATION LOAN—I.R.C. Section 1.7872-5-(T))

, 200	$

                                                                 , California

1. FOR VALUE RECEIVED, the undersigned, ________________ (“Borrower”), promises to pay to the order of PHENOMIX CORPORATION, a Delaware corporation (“Lender”), at 5871 Oberlin Drive, San Diego, California 92121 (or at such other place as Lender may from time to time designate by written notice to Borrower), in lawful money of the United States, the principal sum of _____________ Dollars ($________), without interest until a Maturity Event and thereafter together with interest thereon at the rate of __________________ percent (_____%) per annum.

2. PAYMENT: The principal and interest, if any, due pursuant to this Note shall be paid as follows:

A. Upon the occurrence of a Maturity Event (as defined herein), Borrower shall pay to Lender all amounts due under this Note.

B. Subject to Section 4 below, the principal shall be repayable in installments of __________.

C. Principal and interest shall be payable in lawful money of the United States. Interest shall be calculated on the basis of a 360-day year consisting of twelve (12) months, each of thirty (30) days, and shall compound annually. Each payment shall be applied first to accrued interest, then to any other amounts (other than principal) payable hereunder as designated by Lender, and then to reduce principal.

D. All payments made hereunder shall be made by Borrower free and clear of, and without deduction for, any and all present and future taxes, levies, charges, deductions and withholdings. Borrower shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, performance and enforcement of this Note.

E. [If Borrower is unable to make a scheduled payment as set forth in Section 2(B) above solely due to the Lender’s failure to perform pursuant to section 9 of that certain employment offer letter dated ___________, 200___ between Borrower and

Lender (the “Offer Letter”), Borrower shall not be considered to be in default of this Note nor shall such event constitute a Maturity Event (as defined below).]

3. SECURITY: This Note is secured by that certain Second Deed of Trust (the “Deed of Trust”) of even date herewith made by Borrower, as trustor, to Phenomix Corporation, as trustee, for the benefit of Lender, as beneficiary, which shall be recorded in the Official Records of the County of San Diego, State of California, encumbering certain real property commonly known as _____________________, State of California (the “Property”), described with particularity in the Deed of Trust, which Borrower intends to occupy as his principal place of residence. The Deed of Trust provides, among other things, as follows:

“In the event the Property or any part thereof, or any interest therein is sold, conveyed or alienated by the Trustor, whether voluntarily or involuntarily, except as prohibited by law, all obligation secured by this instrument, irrespective of the maturity dates express therein, at the option of the holder hereof and without demand or notice, shall immediately become due and payable.”

4. MATURITY EVENT: Upon the occurrence of a Maturity Event (as hereinafter defined), the entire unpaid principal balance shall become immediately due and payable without further demand or notice to Borrower. To the extent permitted by law, any of the following events shall be a “Maturity Event” under this Note and the Deed of Trust:

A. Borrower shall fail to pay any amount of the principal on this Note when due and shall fail to cure such non-payment within ten (10) days following written notice of such delinquency.

B. There shall occur a breach or default in the performance of any obligation of Borrower contained in this Note, the Deed of Trust, the Employee Loan Agreement executed concurrently herewith (the “Loan Documents”), or any other agreement now or hereafter entered into by Borrower, on the one hand, and the Lender, on the other hand, with respect to the Property.

C. There shall occur a breach or default in the performance of any obligation of Borrower in any other deed of trust or other security instrument (whether superior or subordinate in rights to the Deed of Trust) now or hereafter encumbering the Property.

D. Borrower shall sell, convey, encumber, grant any lien upon, or otherwise alienate the Property, or any part thereof, or any interest therein, or shall be divested of his title or any interest therein in any manner or way, whether voluntarily or involuntarily, without the written consent of the Lender being first had and obtained.

E. Borrower (i) admits in writing his inability to pay debts, (ii) makes an assignment for the benefit of creditors, (iii) files a voluntary petition in bankruptcy, effect a plan or other arrangement with creditors, liquidate his assets under arrangement with creditors, or liquidate his assets under court supervision, (iv) has an involuntary petition in bankruptcy filed against him that is not discharged within sixty (60) days after such petition is filed, or (v) applies for or permit the appointment of a receiver or trustee or custodian for any of his property or assets which shall not have been discharged within sixty (60) days after the date of appointment.

F. The occurrence of the thirtieth (30th) day following the termination by Borrower of his employment with Lender for any reason other than Lender’s termination of such employment without cause or in connection with a change of control. In the event of Lender’s termination of Borrower’s employment without “Cause” or in connection with a “Change of Control,” the Maturity Event will be extended, and any scheduled payments set forth in Section 2(B) shall be delayed, until the first anniversary of the Borrower’s termination date, upon which date the entire amount of the principal and interest, if any, shall become due and payable. Cause and Change of Control are defined in the Offer Letter.

G. Any representation or warranty of Borrower contained herein or in any certificate or agreement entered into between Borrower for the benefit of Lender in connection herewith shall prove to be false or misleading in any material respect.

H. The Deed of Trust is not recorded against the Property at the closing of the purchase by Borrower of the Property or at any time ceases to be a valid second priority lien on the Property.

I. [Any lien or other monetary encumbrance is imposed against the Property; provided, however, that in the event that a lien or monetary encumbrance is imposed against the Property without the consent of Borrower, a Maturity Event shall not occur until the lien or other monetary encumbrance is imposed against the Property for a period of at least thirty (30) days.]

J. One (1) year following the death of the Borrower.

K. Borrower defaults in his obligation to pay any sum or to perform any obligation, which is secured by a deed of trust, mortgage, lien, or other encumbrance on the Property (other than the Deed of Trust).

L. [The occurrence of any event which causes the Loan and transactions contemplated under the Loan Documents to be prohibited under applicable law, including any prohibition of loans to officers of public companies under federal or state law.]

5. LATE CHARGE: There shall be no late charge apart from the acceleration of principal and the accrual of interest.

6. BORROWER’S REPRESENTATIONS: Borrower hereby makes the following representations and warranties to the Lender and acknowledges that Lender is relying on such representations in making the loan:

A. Borrower shall have good and marketable title to the Property free and clear of any security interests, liens or encumbrances other than the Deed of Trust in favor of Lender securing this Note, [the first deed of trust in favor of the first priority lien holder and joint ownership of the property with Borrower’s spouse];

B. [Other than the consent of Borrower’s spouse and the holder of the first priority lien on the Property, the consent of no other person or entity is required to grant to Lender the security interest in the Property evidenced by the Deed of Trust;]

C. There are no actions, proceedings, claims, or disputes pending or, to the Borrower’s knowledge, threatened against or affecting Borrower or the Property.

7. BORROWERS’ ADDITIONAL OBLIGATIONS: Borrower shall take any and all further actions that may from time to time be required to ensure that the Deed of Trust creates a valid second priority lien on the Property in favor of the Lender as security for the Note. Borrower shall not further encumber the Property or permit any lien to encumber the Property. Upon request by Lender, but not more frequently than once during any calendar year, Borrower shall furnish evidence reasonably satisfactory to the Lender that: (i) Borrower have good and marketable title to the Property; (ii) the consent of no other person or entity is required to grant a second priority security interest in the Property to the Lender; (iii) the Deed of Trust is a second priority security interest in the Property, and (iv) there are no other deeds of trust, mortgages or encumbrances against the Property. If it should be hereafter determined that there are defects against title or matters which could result in defects against title to the Property, or that the consent of another person or entity is required to grant to and perfect in the Lender a valid second-priority lien on the Property, Borrower shall promptly take all action necessary to remove such defects and to obtain such consent and grant (or cause to be granted) and perfect such lien on the Property. Failure of the Deed of Trust to be a valid second lien against the Property shall be deemed a Maturity Event as aforesaid.

8. NOTICE: This Note is subject to Section 2924(i) and 2966 of the California Civil Code which provides that the holder of this Note shall give written notice to Borrower or his successors-in-interest, of prescribed information (as set forth in said Civil Code Sections) at least ninety (90) days and not more than one hundred and fifty (150) days before any Balloon Payment is due.

9. ATTORNEYS’ FEES: In the event of Borrower’s default hereunder, Borrower shall pay all costs of collection, including reasonable attorneys’ fees incurred by the holder hereof on account of such collection, whether or not suit is filed hereon. [Notwithstanding the foregoing, if any other action shall be commenced between the parties with respect to the Note, the prevailing party shall be entitled to recover its reasonable attorneys’ fees and expenses from the non-prevailing party or parties.]

10. WAIVER: The waiver by Lender of any breach of or default under any term, covenant or condition contained herein or in any other agreement referred to above shall not be deemed to be a waiver of any subsequent breach of or default under the same or any other such term, covenant or condition.

11. NO USURY: Borrower hereby represents and warrants that at no time shall the proceeds of the indebtedness evidenced hereby be used “primarily for personal, family, or household purposes” as that term is defined and used in Article XV of the California Constitution (as amended from time to time). Anything in this Note to the contrary notwithstanding, it is expressly stipulated and agreed that the intent of Borrower and Lender are to comply at all times with all usury and other laws relating to this Note. If the laws of the State of California would now or hereafter render usurious, or are revised, repealed or judicially interpreted so as to render usurious, any amount called for under this Note, or contracted for, charged or received with respect to the loan evidenced by this Note, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by law, then it is Borrower’s and Lender’s express intent that all excess amounts theretofore collected by Lender be credited to the principal balance of this Note (or, if this Note has been paid in full, refunded to Borrower), and the provisions of this Note immediately be deemed reformed and the amounts therefor collectible hereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder.

12. PREPAYMENT: Borrower may prepay all or any portion of this Note at any time prior to the Maturity Date, with no premium or penalty, and interest shall thereupon cease on the portion of the principal amount prepaid.

13. GENERAL PROVISIONS: This Note shall be governed by and construed in accordance with the laws of the State of California. The makers of this Note hereby waive presentment for payment, protest and demand, notice of protest, demand and dishonor and nonpayment of this Note, and consent that Lender may extend the time for payment or otherwise modify the terms of payment or any part of the whole of the debt evidenced by this Note, at the request of any person liable hereon, and such consent shall not alter nor diminish the liability of any person. Borrower hereby waives the defense of the statute of limitations in any action on this Note to the extent permitted by law. Time is of the essence of this Note, the Deed of Trust and any other document executed by Borrower in connection therewith. Liability hereunder shall be joint and several among

Borrower and all other persons and entities now or hereafter liable for all or any part of the Loan.

14. ACKNOWLEDGEMENT BY BORROWER: THIS NOTE, THE LOAN AGREEMENT, THE DEED OF TRUST, AND ALL RELATED DOCUMENTATION ARE EXECUTED VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE ON THE PART OF OR ON BEHALF OF THE PARTIES HERETO, WITH THE FULL INTENT OF CREATING THE OBLIGATIONS AND SECURITY INTERESTS DESCRIBED HEREIN AND THEREIN. THE PARTIES ACKNOWLEDGE THAT: (a) THEY HAVE READ SUCH DOCUMENTATION; (b) THEY HAVE BEEN REPRESENTED IN THE PREPARATION, NEGOTIATION AND EXECUTION OF SUCH DOCUMENTATION BY LEGAL COUNSEL OF HIS OWN CHOICE; (c) THEY UNDERSTAND THE TERMS AND CONSEQUENCES OF THIS NOTE, THE LOAN AGREEMENT, THE DEED OF TRUST, AND ALL RELATED AGREEMENTS AND DOCUMENTATION AND THE OBLIGATIONS THEY CREATE; AND (d) THEY ARE FULLY AWARE OF THE LEGAL AND BINDING EFFECT OF THIS NOTE, THE DEED OF TRUST AND THE OTHER DOCUMENTS CONTEMPLATED BY OR ENTERED INTO IN CONNECTION WITH THIS NOTE.

IN WITNESS WHEREOF, Borrower has executed this Note as of the day and year first above written.